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                                                                     EXHIBIT 10v

                                    AGREEMENT

This Agreement has been entered into as of January 1, 2004, by and between Russell Corporation ("Company"), with offices at 3330 Cumberland Blvd, Suite 800, Atlanta, Georgia 30339 and E. N. Hoyle Incorporated ("Consultant"), with offices at 496 Stonegate Lane, Winston-Salem, NC 27104.

                                   WITNESSETH

         WHEREAS, Company desires to engage Consultant to perform the Consulting Services (as defined below) and Consultant has agreed to provide the Consulting Services on the terms and conditions as described herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained below, the parties agree as follows:

         1. Services to Be Rendered. Consultant agrees to provide the services of interim chief financial and administrative officer, which shall include such supervisory and management functions as may be commensurate with a chief financial officer of a public company and such other duties are may from time to time be assigned to Consultant by the Company's Chairman and Chief Executive Officer (collectively the "Consulting Services"). Consultant agrees that Eric N. Hoyle shall be the individual primarily responsible for the performance of the Consulting Services. Consultant's principal contact at the Company shall be its Chairman and Chief Executive Officer.

         2. Performance of Consultant. Consultant agrees to use its best efforts, skills and abilities to faithfully perform the Consulting Services and that the Consulting Services shall be performed in accordance with all applicable federal, state and local laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act of 2002 and the Securities Exchange Acts of 1933 and 1934, respectively.

         3. Fees._Company agrees to pay Consultant a fee of $30,000 per month payable at the end of each month during the term of this Agreement. Consultant agrees that it shall devote at least eighty percent (80%) of its time to performance of the Consulting Services.

         4. Reimbursement of Expenses. Company agrees to reimburse Consultant for all travel expenses and other out of pocket expenses incurred by Consultant

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while performing the Consulting Services on behalf of Company in accordance with the Company's travel reimbursement policy in effect from time to time. When it is necessary to travel by air, Company shall be obligated to reimburse
Consultant only for the cost of economy or coach airfare. Consultant shall provide such documentation as Company shall reasonably request to support the requested reimbursement.

         5. Term. This Agreement shall commence on January 1, 2004 and shall continue on a month-to-month basis until either party terminates this Agreement for any reason upon thirty (30) days prior notice.

         6. Rights, Data, and Inventions.

         (a) Company's Rights. Company shall have the exclusive right to the following: (i) all original technical data or written material originated and prepared for Company pursuant to this Agreement, including designs, plans, and specifications; (ii) all ideas, concepts, know-how, or techniques relating to such technical data or written material developed during the course of this Agreement by Consultant or its personnel, or jointly by Consultant and Company; and (iii) all inventions, discoveries, or improvements, including ideas, concepts know-how, or techniques that were (x) developed pursuant to this Agreement or (y) conceived or originated by Consultant solely or jointly with others at Company's request or expense in the course of Consultant's engagement, or based on knowledge or information obtained from Company during the course of such engagement.

         (b) Disclosure by Consultant. Consultant will promptly communicate and disclose to Company all such inventions, discoveries, and improvements, whether patentable or not, referred to in Section 6(a) above. If requested by Company, Consultant shall also execute all papers necessary to assign them to Company free of encumbrances and restrictions. All such assignments shall include the patent rights in this and all foreign countries.

         7. Other Agreements.

         (a) Confidential Information, Consultant agrees that all knowledge and information which Consultant, its owners, officers or employees acquire (i) on the Company's premises, (ii) from the Company or any of its employees, or (iii) any third party relating to the Company is confidential and constitutes the Company's trade secrets, including without limitation, information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers,

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facilities, equipment and other assets, products, processes, manufacturing, marketing, research and development, trade secrets, know-how, patent applications that that have not been published, technology and other confidential information and intellectual property of the Company. During the term of this Agreement and thereafter, Consultant shall not disclose or make accessible to anyone or make use of (other than in the regular course of the business of the Company) any knowledge or confidential information which Consultant, its owners, employees or officers shall have obtained from the Company prior to or during the term of this Agreement, unless such information has, through no fault of Consultant or its employees, officers or owners become public knowledge or unless required to disclose it by governmental process. Upon termination of this Agreement, Consultant shall promptly deliver to the Company all documents in whatever form (including copies thereof) containing confidential information of the Company that Consultant then possesses or has under its control.

         (b) Competition. Consultant agrees to not directly or indirectly use the confidential information of the Company in any business, profession, or other endeavor which competes directly or indirectly with the business of Company. Consultant further agrees that, while this Agreement is in effect or while Consultant is receiving payments pursuant to Section 3, Consultant shall not directly or indirectly perform any services for any business, profession, or other endeavor which competes directly or indirectly with the business of Company. Consultant agrees not to perform such services either as an employee, agent, independent contractor, owner, or otherwise. The parties have attempted to limit Consultant's right to compete only to the extent necessary to protect Company from unfair competition. The parties acknowledge, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other finder of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

         (c) Indemnification. Consultant shall indemnify and hold Company, its employees, officers and directors harmless from any claims, losses, liabilities and expenses, including reasonable attorney's fees, incurred by Company, its employees, officers and directors in connection with the performance of the Consulting Services or the breach by Consultant of any of the covenants contained herein.

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         (d) Remedies. Consultant acknowledges (i) that compliance with Sections
6, 7(a) and 7(b) is necessary to protect the business and good will of Company and (ii) that a breach of any of these provisions will irreparably and continually damage Company, for which money damages may not be adequate. In the event that Consultant breaches or threatens to breach Sections 6, 7(a) or 7(b), Consultant shall forfeit its rights to receive payments under Sections 3 and 4 above. In addition, the Company shall be entitled to preliminarily or permanently enjoin Consultant from violating this Agreement in order to prevent the continuation of such harm and/or obtain money damages insofar as they can be determined. Nothing in this Agreement shall be construed to prohibit Company from also pursuing any other remedy available to it, the parties having agreed that all remedies are to be cumulative.

         (e) Survival Notwithstanding anything to the contrary in this Agreement, the obligations of Consultant under Sections 6, 7(a), 7(b) and 7(c) above shall survive the termination of this Agreement.

         (f) Status. Consultant's status under this Agreement shall be that of an independent contractor and not that of an agent or employee of Company. Except for certifications required of a chief financial officer by The Sarbanes-Oxley Act, applicable SEC regulations, the New York Stock Exchange, and the Company's independent auditors, Consultant shall have no authority to and shall not hold itself out as having any authority to bind Company.

         (g) Company Matching Gift Program. During the term of this Agreement, Consultant shall be eligible to participate in the Company's Matching Gift Program in accordance with the terms and conditions of the Program. Consultant shall be entitled to a maximum of $10,000 in matching contributions during the term of this Agreement.

         8. Miscellaneous

         (a) Entire Agreement. This Agreement constitutes the entire Agreement of the parties and supercedes all prior Agreements and understanding, oral and written between the parties hereto, including without limitation the Consulting Agreement between the parties, dated July 29, 2003. This Agreement may not be modified except by a writing executed by both parties.

         (b) Severability. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court of law to be void or unenforceable in whole or

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in part, such adjudication shall not be deemed to affect the validity of the remainder of this Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is declared to be separable from every other provision, paragraph, and subparagraph constitutes a separate and distinct covenant.

         (c) Headings. The headings have been inserted for convenience only and are not to be considered when constructing the provisions of this Agreement.

         (d) Governing Law. This Agreement shall be subject to and governed by the laws of the State of Georgia irrespective of the fact that a party is or may become a resident of a different state.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

RUSSELL CORPORATION                                 E.N. HOYLE INCORPORATED

By: /s/ Floyd G. Hoffman                            By: /s/ Eric N. Hoyle
    -----------------                                   -----------------

Title: Senior Vice President                        Title:  President

Date: 2/4/04                                        Date: 2/4/04

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